                                        EXHIBIT 11

                                 ACTIVE VOICE CORPORATION

                             COMPUTATION OF EARNINGS PER SHARE


                                                     Three months ended        Nine months ended
                                                        December 31,              December 31,
                                                    ---------------------     ----------------------
                                                      1996        1995          1996        1995
                                                    ----------  ----------    ----------  ----------
PRIMARY
Average shares outstanding                           4,583,352   4,528,488     4,573,841   4,506,619
Net effect of dilutive stock options
 based on the treasury stock method
 using average market price                             59,300     123,708        56,399     138,733
                                                    ----------  ----------    ----------  ----------

Total                                                4,642,652   4,652,196     4,630,240   4,645,352
                                                    ----------  ----------    ----------  ----------
                                                    ----------  ----------    ----------  ----------

Net income                                          $1,159,314  $1,543,134    $2,842,583  $4,493,040
                                                    ----------  ----------    ----------  ----------
                                                    ----------  ----------    ----------  ----------

Per share amount                                         $0.25       $0.33         $0.61       $0.97
                                                    ----------  ----------    ----------  ----------
                                                    ----------  ----------    ----------  ----------

FULLY DILUTED
Average shares outstanding                           4,583,352   4,528,488     4,573,841   4,506,619
Net effect of dilutive stock options
 based on the treasury stock method
 using the period end market price,
 if higher than average market price                    77,523     127,476        62,490     141,089
                                                    ----------  ----------    ----------  ----------

Total                                                4,660,875   4,655,964     4,636,331   4,647,708
                                                    ----------  ----------    ----------  ----------
                                                    ----------  ----------    ----------  ----------

Net income                                          $1,159,314  $1,543,134    $2,842,583  $4,493,040
                                                    ----------  ----------    ----------  ----------
                                                    ----------  ----------    ----------  ----------

Per share amount                                         $0.25       $0.33         $0.61       $0.97
                                                    ----------  ----------    ----------  ----------
                                                    ----------  ----------    ----------  ----------

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